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                                                               Exhibit 99.B(99b)

                                                                       Exhibit C
                                                       to the Securities Lending
                                                                Agency Agreement

               MASTER SECURITIES LENDING AGREEMENT (REV. 1/13/84)

DATED: __________________, 199___

Gentlemen:

This letter sets forth the terms of an agreement between Citibank, N.A., as Agent for one or more holders of securities (the "Agent"), and _______________________________ (the "Borrower").

1.   POSITION OF AGENT

     The Agent has been appointed the agent for one or more holders of securities (collectively, the "Lenders"), to arrange and administer, on behalf of such holders, pursuant to this Agreement, loans of securities. A list of such Lenders is available upon request to the Agent.

2.   LOANS OF SECURITIES

     If the Borrower desires to borrow securities it may telephone the Agent, specifying the securities the Borrower wishes to borrow, the nature of the Collateral (such term and certain other defined terms employed herein being defined in Annex I) the Borrower proposes to deliver to the Agent as security for such loan, the Maintenance Percentage to be applicable in connection with such loan, the fees and rebates the Borrower proposes to pay and collect in connection with such loan and the principal terms of the Loan referred to in Section 4 hereof. The Agent, on behalf of a Lender willing to consummate a loan ( a "Loan") of such securities (the "Loaned Securities") upon such terms shall so notify the Borrower by telephone (such day of notification being herein referred to as the "Trade Date"). Unless otherwise agreed by the Agent and the Borrower and provided in the Confirmation (as defined in Section 4 hereof), the settlement date (the "Settlement Date") for such Loan shall be the Trade Date. In the case of Foreign Securities, the Settlement Date shall be the Foreign Business Day for the principal market for the Loaned Securities agreed by both the parties on the Trade Date.

3.   DELIVERIES ON THE SETTLEMENT DATE

     (a) On the Settlement Date for any Loan and during the Agent's business hours, the Lender making such Loan shall (i) cause the Loaned Securities which are to be the subject of such Loan to be credited to the account of the Borrower in accordance with subsection (c) (ii) (B) of Section 20 hereof or (ii) deliver to the Agent for delivery to the Borrower certificates representing such Loaned Securities in accordance with subsection (c) (ii) (A) of Section 20 hereof, in which event the Agent shall list such Loaned Securities on a receipt which the Borrower shall execute and return to the Agent at the time such Loaned Securities are received by the Borrower.

     (b) Against receipt of such Loaned Securities, the Borrower shall deliver to the Agent, as Initial Collateral, (i) cash, (ii) Marketable Securities or (iii) a Letter of Credit, or any combination thereof as agreed to on the Trade Date with respect to such Loan. The Market Value of the Initial Collateral for such Loan shall be at least equal to the Maintenance Percentage of the Market Value of the Loaned Securities subject thereto at the time the Agent has been notified by the Borrower of its intent to borrow securities.

     (c) Upon the delivery of the Loaned Securities by the Agent to the Borrower as contemplated by subsection (a) of this Section a Loan of the Loaned Securities, upon the terms and conditions agreed to on the Trade Date, and subject to the terms and conditions of this Agreement, shall be deemed to have been made.

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4.   THE CONFIRMATION

     The terms and conditions of each Loan shall be memorialized in a written confirmation (the "Confirmation") in the form attached as Exhibit A. By the close of business on the Business Day following Trade Date for each Loan, the Agent shall send to the Borrower a Confirmation that reflects the principal terms of such Loan, including (i) the identity of the Lender making such Loan, (ii) a description of the Loaned Securities subject thereto, (iii) the basis of compensation for such Loan, (iv) the type and amount of Collateral to be provided for such Loan, (v) the termination date of such Loan, if any, and (vi) any special terms and conditions for such Loan agreed between the parties on the Trade Date. The Borrower shall review such Confirmation in accordance with the procedures set forth therein. This Agreement shall be deemed to be incorporated into each such Confirmation as though set forth therein. The description of the Collateral on the Confirmation shall include the foreign currency market value of the Foreign Securities, the exchange rate used in the calculation of the dollar equivalent of the Foreign Securities, and the dollar value of the Collateral.

5.   SECURITY INTEREST

     The Borrower shall be deemed to have granted to each Lender with respect to any and all Loans extended by such Lender a security interest in all cash and Marketable Securities held by the Agent as Collateral for such Loans and any proceeds thereof to secure all present and future obligations of the Borrower to such Lender under this Agreement with respect to such Loans. Any such security interest shall survive the termination of any Loans arising from a Borrower's Default under Section 16 hereof or a failure of the Borrower to make a delivery required by Section 15 hereof and shall continue until all obligations of the Borrower to the Lender hereunder have been satisfied.

6.   REPRESENTATIONS AND WARRANTIES OF AND COVENANTS BY THE BORROWER

     The Borrower represents and warrants to the Agent on the Settlement Date and for any Loan shall be deemed to have represented and warranted to the Agent and the Lender making such Loan, and covenants with the Agent and such Lender that:

     (a) this Agreement has been duly authorized and validly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower;

     (b) any securities borrowed by the Borrower hereunder will be borrowed and used only for purposes permitted by, and in full conformity with, all applicable laws and regulations;

     (c) any Marketable Securities delivered by the Borrower as Collateral hereunder shall be owned by the Borrower and delivered free and clear of any lien, claim or encumbrance whatsoever (other than the security interest of any Lender under Section 5 hereof);

     (d) if such Borrower is not a registered broker-dealer under the Securities and Exchange Act of 1934, as amended (the "Exchange Act") it has delivered to the Agent audited financial statements of the Borrower for its last fiscal year and the most recent available unaudited balance sheet of the Borrower and the related statements of income and retained earnings (if more recent than such audited statements) and such other financial information, if any, relating to it as has been made available to the public by the Borrower since the date of such audited financial statements; the financial statements and information furnished hereunder fairly present, in accordance with generally accepted accounting principles consistently applied, its financial condition and results of operations as of the respective dates thereof; there has been no material adverse change in its financial condition or results of operations subsequent to the date of the latest such statement delivered to the Agent; and no Borrower's Default has occurred or is expected to occur; and

     (e) if such Borrower is not a registered broker-dealer under the Exchange Act, the Borrower will promptly deliver to the Agent all revised and future audited financial statements and such other financial

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     information as long as this Agreement is in force and Loans are outstanding hereunder all of which will fairly present, in accordance with generally accepted accounting principles consistently applied, the Borrower's financial condition or results of operations as of the dates of such revised and future statements or information; the Borrower will provide the Agent with audited financial statements of the Borrower as of the end of each fiscal year of the Borrower within ninety days thereof; and the Borrower will promptly notify the Agent in writing of any material, adverse change in the financial condition or results of operations of the Borrower from the date of the most recent audited financial statements for its last fiscal year furnished under this Section.

     (f) if such Borrower is a registered broker-dealer under the Exchange Act, (i) it has delivered to the Agent the audited financial statements of the Borrower for its last fiscal year required to be furnished to customers under Rule 17a-5(c) under the Exchange Act and the most recently available financial statements required of the Borrower to be furnished to its customers by such Rule, (ii) such statements are substantially in the form required under said Rule and (iii) the Borrower's net capital ratio as set forth in such reports has been and will continue to be computed substantially in accordance with such Rule; the Borrower has also delivered to the Agent such other recent financial statements and other information, if any, relating to it as are available to the public; the Borrower represents that each such statement and calculation fairly presents its financial condition and net capital ratio in accordance with the requirements of the Securities and Exchange Commission (the "SEC") as of the date thereof; and the Borrower also represents that there has been no material adverse change in its financial condition or results of operations subsequent to the date of the latest financial statement or calculation delivered to the Agent and that no Borrower's Default has occurred or is expected to occur; and

     (g) if such Borrower is a registered broker-dealer under the Exchange Act, the Borrower shall promptly deliver to the Agent all such revised and future statements, calculations and information as long as this Agreement is in force and Loans are outstanding hereunder, all of which will be in conformity with the applicable rules of the SEC and will fairly present the information purported to be shown thereby; the Borrower shall provide the Agent with the audited financial statements of the Borrower required to be furnished to customers of the Borrower under said Rule as of the end of each fiscal year of the Borrower within ninety days thereof; and the Borrower shall promptly notify the Agent in writing of any material adverse change in financial condition or results of operations of the Borrower from the date of the most recent statement or calculation furnished under subsection (f) of this Section.

7. REPRESENTATIVES AND WARRANTIES OF AND COVENANTS BY THE LENDER; LIMITATIONS ON LIABILITY OF LENDER

     (a) Each Lender by the Agent on the Settlement Date for any Loan hereunder shall be deemed to have represented and warranted to and covenanted with the Borrower that:

       (i) any securities furnished as Collateral to such Lender hereunder will be used only for purposes permitted by, and in full conformity with, all applicable laws and regulations;

       (ii) any Loaned Securities delivered by such Lender hereunder shall be owned by the Lender and delivered free and clear of any lien, claim or encumbrance whatsoever;

       (iii) the obligations of the Lender hereunder have been duly and validly authorized by all necessary action of the Lender;

       (iv) it will not direct the Agent to draw against any Letter of Credit furnished as Collateral unless a Borrower's Default has occurred or is continuing; and

       (v) no Lender's Default by, or attributable to, such Lender has occurred or is expected to occur.

     (b) The Borrower agrees that no Lender will have any Liability to the Borrower with respect to any Loan hereunder arising from any breach by the Agent of the representations and warranties set forth in

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     Section 8 hereof or any negligence or willful misconduct of the Agent in the performance of its duties hereunder.

8.   REPRESENTATIONS AND WARRANTIES OF AGENT; LIMITATION ON LIABILITY OF AGENT

     (a)     The Agent represents and warrants to the Borrower that:

       (i) this Agreement has been duly authorized and validly executed and delivered by the Agent and constitutes the legal, valid and binding obligation of the Agent;

       (ii) the Agent will hold all Collateral for any Loan pursuant to the terms of each Lender's authorization which will provide that the Agent will hold any Collateral for such Lender and that such authorization will not be revocable on less than 5 Business Days notice. The Agent will give the Borrower prompt notice of any notice of revocation thereof received by the Agent from any Lender which has made an outstanding Loan; and

       (iii) the Agent has been duly authorized by the respective Lenders to enter into this Agreement and the transactions contemplated hereby.

     (b) The Borrower agrees that the Agent will have no liability to the Borrower with respect to any Loan hereunder except for breach of the foregoing warranties and representations and any negligence or willful misconduct by the Agent in the performance of its duties hereunder.

9.   RIGHTS OF BORROWER IN RESPECT OF LOANED SECURITIES

     Until such time as a Loan is terminated pursuant hereto, the Borrower shall have all of the incidents of ownership of the Loaned Securities which are the subject of such Loan.

10. RIGHTS OF LENDER IN RESPECT OF CASH AND MARKETABLE SECURITIES DELIVERED AS COLLATERAL

     (a) The Agent, on behalf of each Lender having a Loan outstanding hereunder, shall be entitled to exercise all rights of ownership of any cash held by the Agent as Collateral for such Loan, including the right to invest it, and may deal with such cash at the risk and for the account of such Lender. The sole obligation of such Lender in respect of any such cash shall be to direct the Agent to transmit to the Borrower upon termination of any Loan in respect of which such cash was delivered an amount of cash equal to the amount of cash theretofore delivered to the Agent as Collateral for such Loan (net of redeliveries, if any).

     (b) Until such time as a Loan is terminated pursuant hereto, a Lender shall have all of the incidents of ownership of any Marketable Securities delivered as Collateral for any Loan made by such Lender.

     (c) The Agent shall not have any obligation to segregate any Collateral but the Agent will record on its books and records all deliveries of Collateral made by the Borrower hereunder.

11. DISTRIBUTIONS ON LOANED SECURITIES AND ON MARKETABLE SECURITIES DELIVERED AS COLLATERAL

     (a) With respect to each Loan hereunder, the Borrower will, provided no Lender's Default by or attributable to the Lender making such Loan has occurred and is continuing, and except as provided in subsection (b) of this Section:

       (i) Deliver to the Agent an amount equal to any cash distributions or dividends payable on the Loaned Securities subject to such Loan within one Business Day after the payable date for any such payment or distribution. In the case of Foreign Securities, all cash distributions, dividends, and interest shall be delivered by the Borrower to the Agent. In the event that such Loaned Securities have been re-registered while on loan in the name of an entity which incurs a higher withholding tax on distributions than the Lender would have incurred, the Borrower will deliver to the Agent the full amount that would have been due the Lender if the Loaned Securities had not been on loan.

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       (ii)  Deliver to the Agent securities or rights corresponding to any securities or rights distributed on such Loaned Securities within one Business Day after receipt by the Borrower of any such distribution or within one Business Day after distribution date, whichever date is earlier.

     In the event a distribution or dividend on such Loaned Securities is payable in one of several forms at the option of the owner of record of such Loaned Securities and one of such options is a cash option, the Borrower shall deliver to the Agent within one Business Day after the payable date for such cash option, free and clear of any claims of the Borrower hereunder, a payment in cash equal to the amount that would have been received if the cash option had been chosen with respect to such distribution or dividend.

     (b) In the case of distributions or dividends in securities made on Loaned Securities subject to any Loan, such securities will be added to the Loaned Securities, and be considered as Loaned Securities subject to such Loan for all purposes, unless the Borrower and Agent agree otherwise. Where such securities are to be added to the Loaned Securities, the Borrower shall deliver to the Agent on such distribution date additional Collateral with a Market Value at least equal to the Maintenance Percentage of the Market Value of such securities on distribution date.

     (c) With respect to each Loan hereunder the Lender making such Loan will, provided no Borrower's Default has occurred and is continuing:

       (i) direct the Agent to deliver to the Borrower an amount equal to any cash distributions or dividends payable on any Marketable Securities included in the Collateral for such Loan within one (1) Business Day after the payable date for any such payment or distribution; and

       (ii) direct the Agent to deliver to the Borrower securities or rights corresponding to any securities or rights distributed on such Marketable Securities within one (1) Business Day after receipt by the Lender of any such distribution. In the event a distribution or dividend on such Marketable Securities is payable in one of several forms at the option of the owner of record of such Marketable Securities and one of such options is a cash option, the Lender shall direct the Agent to deliver to the Borrower within one (1) Business Day after the payable date for such cash option free and clear of any claims hereunder a payment in cash equal to the amount that would have been received if the cash options had been chosen with respect to such distribution or dividend.

12.  MARKS TO MARKET

     (a) If, as of the close of business on any Business Day, the aggregate Market Value of the Collateral in respect of all Loans between a single Lender and the Borrower (the "Aggregate Collateral Value") shall exceed the Maintenance Percentage of the aggregate Market Value of the Loaned Securities subject to such Loans (the "Aggregate Loaned Securities Value"), the Agent shall, if so directed by the Borrower and provided that the Agent shall not know that any Borrower's Default has occurred and is continuing, as promptly as possible on the next Business Day, return to the Borrower (and the Lender making such Loan shall be deemed to have directed the Agent to do so ) Collateral specified by the Borrower provided that as of the close of business on the day prior to the date of such return, after giving effect to any such return, the Aggregate Collateral Value shall be at least equal to the Maintenance Percentage of the Aggregate Loaned Securities Value.

     (b) If, as of the close of business on any Business Day, the Aggregate Collateral Value shall be less than the Maintenance Percentage of the Aggregate Loaned Securities Value, the Agent shall, prior to 12:00 noon on the next Business Day, give telephonic notice of such fact to the Borrower which shall, provided that no Lender's Default, by or attributable to the Lender which made such Loan, has occurred and is continuing, deliver to the Agent Collateral with a Market Value such that as of the close of business on the day prior to the date of such delivery the Aggregate Collateral Value, after giving effect to such delivery, shall be at least equal to the Maintenance Percentage of the Aggregate Loaned Securities Value.

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     (c)     For purposes of this Agreement, if a Lender has more than one Loan outstanding hereunder, Collateral delivered by the Borrower with respect to all Loans outstanding from such Lender hereunder shall be aggregated and deemed allocated pro rata to each such Loan according to the respective Market Value of the Loaned Securities which are the subject of each such Loan.

     (d)     If any notice of the type described in subsection (b) of this
     Section is given by the Agent by 10:00 A.M., New York City time, on any Business Day, deliveries of Collateral called for as a result thereof shall be made no later than the close of business on such Business Day. Otherwise, deliveries shall be made no later than 12:00 noon, New York City time, on the following Business Day.

     (e) Solely with respect to Borrowers which are registered broker-dealers under the Exchange Act, the Borrower shall furnish to the Agent prior to 12:00 noon, New York City time, daily on each Business Day during the term of any Loan under this Agreement a report, either by telephone or otherwise, of the Market Value at the close of trading on the last preceding Business Day of all Collateral and Loaned Securities on such day. In the event the Aggregate Loaned Securities Value at the close of trading on such last preceding Business Day exceeds 100% of the Aggregate Collateral Value, the Borrower shall deliver to the Agent additional Collateral by the close of the day such report is furnished as necessary to equal, when added to the Aggregate Collateral Value as of the close of business on the date of such delivery, not less than the Maintenance Percentage of the Aggregate Loaned Securities Value. The Borrower may elect in such report to leave any excess Collateral with the Agent. In the event the Agent disagrees with a report furnished by the Borrower, or in the event that the Borrower fails to furnish such report by 12:00 noon, New York City time, on the Business Day following the day for which the report is made, the Agent may demand that the Borrower deliver an amount of additional Collateral computed pursuant to this Section 12, and the Borrower shall make delivery of such additional Collateral and a statement of its Market Value to the Agent by the close of business on the same Business Day. The obligations of the Borrower under this subsection (e) are in addition to, and not in lieu of, the obligations of the Borrower under subsection (b) of this Section.

13.  TRANSFER TAXES AND FEES

     All transfer taxes and fees, if any, with respect to any transfers of Loaned Securities and any Collateral shall be paid by the Borrower.

14.  INDEMNIFICATION

     (a) The Borrower will indemnify, defend, hold and save harmless the Agent and each Lender from any claims, actions, demands or liabilities of any kind whatsoever arising in any way out of any use that the Borrower makes of any Loaned Securities and will reimburse each Lender, upon demand, for any losses, other than consequential damages, incurred by such Lender (including all reasonable counsel fees and expenses) as a result of any failure or inability of the Borrower to return Equivalent Securities corresponding to the Loaned Securities subject to any Loan by such Lender in the manner and under the circumstances contemplated by this Agreement.

     (b) Each Lender will indemnify, defend, hold and save harmless the Agent and the Borrower from any claims, actions, demands or liabilities of any kind whatsoever arising in any way out of the use that such Lender makes of any Marketable Securities included in the Collateral for any Loan by such Lender and will reimburse the Borrower, upon demand, for any losses, other than consequential damages, incurred by the Borrower (including all reasonable counsel fees and expenses) as a result of any failure or inability of such Lender to return any cash or Equivalent Securities corresponding to any Marketable Securities included in the Collateral for any Loan by such Lender in the manner and under the circumstances contemplated by this Agreement.

15.  TERMINATION WITHOUT DEFAULT

     (a) Provided that no Borrower's Default has occurred and is continuing, the Borrower may terminate a Loan on any Business Day by giving notice to the Agent of its intention to terminate such Loan on such

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     day (a "Borrower's Termination Date"); provided, however, that if such notice is given after 12:00 noon, New York City time, on such day, the Borrower's Termination Date for such Loan, shall be the next following Business Day. On any Borrower's Termination Date for any Loan, the Borrower shall deliver Equivalent Securities corresponding to the Loaned Securities which are the subject of such Loan to the Agent and the Agent shall deliver to the Borrower:

       (i) cash in an amount equal to the amount of cash Collateral for such Loan (net of redeliveries) theretofore delivered to the Agent by the Borrower; and

       (ii) Equivalent Securities corresponding to any Marketable Securities theretofore delivered to the Agent as Collateral for such Loan, provided that no such delivery under (i) above or this Subsection (ii) shall be made to the extent such delivery would cause the Aggregate Collateral Value to be less than the Maintenance Percentage of the Aggregate Loaned Securities Value.

     (b) Provided that no Lender's Default by or attributable to such Lender has occurred and is continuing, a Lender may on any Business Day notify the Agent by telephone of the Lender's election to terminate a Loan made by such Lender on such day (a "Lender's Termination Date"); provided, however, that if such notice is given after 12:00 noon, New York City time on such day, the Lender's Termination Date for such Loan shall be the next Business Day. The Agent shall, as promptly as practicable, after receipt of such notice from such Lender, give notice of such Lender's Termination Date to the Borrower. Within five (5) Business Days after any Lender's Termination Date or, if the then customary delivery period in New York City in the principal market for Equivalent Securities corresponding to the Marketable Securities which are the subject of such Loan would expire on an earlier date, on such earlier date, the Borrower shall deliver to the Agent Equivalent Securities corresponding to the Loaned Securities which are the subject of the terminated Loan and the Agent shall deliver to the Borrower:

       (i) cash in an amount equal to the amount of cash Collateral for such Loan (net of redeliveries) theretofore delivered to the Agent by the Borrower; and

       (ii) Equivalent Securities corresponding to any Marketable Securities theretofore delivered to the Agent as Collateral for such Loan, provided that no such delivery under (i) or (ii) above shall be made to the extent such delivery would cause the Aggregate Collateral Value to be less than the Maintenance Percentage of the Aggregate Loaned Securities Value.

     With respect to Foreign Securities:

       (i) For termination of a loan by the Borrower, the Borrower shall notify the Agent of the termination of a loan on the Business Day which immediately precedes the Foreign Business Day in the principal market in which the Securities will be returned;

       (ii) For termination of a loan by the Lender, the Borrower shall return Foreign Securities within a period of time equal to the customary settlement period in the principal trading market for such Foreign Securities commencing on the Foreign Business Day immediately following the Business Day on which the Lender or the Agent notifies the Borrower of termination; and

       (iii) The collateral will be returned to the Borrower on the Business Day immediately following the Foreign Business Day on which the Foreign Securities are returned to the Agent. If the collateral is in the form of cash, transfer will be effected in immediately available funds.

     (c) Notwithstanding the provisions of this Section, any Lender, provided that no Lender's Default by or attributable to such Lender has occurred and is continuing, or the Borrower, provided that no Borrower's Default has occurred and is continuing, may terminate a Loan with respect to (i) any U.S. Government Securities, on any Business Day on which the Federal Reserve Clearance System is open for business and (ii) any Agency Securities, on any Business Day on which the Federal Reserve Clearance System is open for business, by giving telephonic notice of its intent to terminate such Loan on said day (a "Government

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     Termination Date"); provided however, that if such notice is given after
     10:00 A.M., New York City time, on such day, the Government Termination Date for such Loan shall be the next following Business Day. On the Government Termination Date for any Loan, the Borrower shall deliver Equivalent Securities corresponding to the Loaned Securities which are the subject of such Loan to the Agent and the Lender shall direct the Agent to return the Collateral for such Loan to the Borrower.

16.  TERMINATION OF LOAN UPON DEFAULT

     (a) All Loans made under this Agreement shall terminate immediately upon the happening of any Borrower's Default (as defined in subsection (b) of this Section) and all Loans made hereunder by a particular Lender shall terminate immediately upon the happening of a Lender's Default (as defined in subsection (b) of this section) by or attributable to such Lender and without any notice by the non-defaulting party or the Agent.

     (b) Any event of the nature described below occurring to, or arising out of the action or inaction of, the Borrower shall be referred to herein as a "Borrower's Default," and any event of the nature described below occurring to, or arising out of the action or inaction of, the Lender shall be referred to herein as a "Lender's Default":

       (i) the Borrower shall fail to deliver the Initial Collateral pursuant to Section 3 hereof or a Lender shall fail to deliver the Loaned Securities, or either the Borrower or a Lender shall fail to deliver Collateral as required by Section 12 hereof;

       (ii) either the Borrower or a Lender shall fail to make any delivery to the Agent as required by Section 11 hereof or any delivery requested by
     Section 15 hereof;

       (iii) either the Borrower or a Lender shall fail to comply with any other provision hereof and such failure shall continue for more than one day after notice;

       (iv) either the Borrower or a Lender shall make a general assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a petition in bankruptcy or shall be adjudicated a bankrupt or insolvent, or shall file a petition seeking reorganization, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall seek consent to or acquiesce in the appointment of any trustee, receiver or liquidator or similar official for all or any material portion of its properties; or if any petition is filed against it in any court or before any agency alleging it is bankrupt or insolvent or seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or the appointment of a trustee, receiver or liquidator or similar official of all or a material portion of its property and such petition shall not be dismissed within 30 days; or

       (v) any representation or warranty made or deemed made by the Borrower or a Lender hereunder or in connection herewith shall prove to have been incorrect in any material respect when made or deemed made or the Borrower shall fail to promptly notify the Agent of a material adverse change in the Borrower's financial condition or results of operations.

       (vi) if the Borrower is a registered broker-dealer under the Exchange Act and, if the Borrower shall have been suspended or expelled from membership or participation in any national securities exchange or association or other self-regulatory organization or if it is suspended from dealing in securities by any governmental agency; or

       (vii) if the Borrower is a registered broker-dealer under the Exchange Act and, if under the net capital requirements under the Exchange Act or any national securities exchange of which the Borrower is a member, (i) the Borrower's aggregate indebtedness shall exceed 1,000 percent of its net capital if the Borrower is not operating pursuant to the alternative net capital requirements provided in Rule 15c3-1 under the Exchange Act or (ii) the Borrower's net capital shall be less than 5% of its aggregate debit items if the Borrower is operating pursuant to such alternative net capital requirements.

     (c) Except as provided in Section 20(d) hereof, the Agent shall, promptly after learning of any Lender's Default or Borrower's Default, give notice by telephone (confirmed as promptly as practicable in writing) to the non-defaulting party, identifying the party in default and describing the Lender's or the Borrower's Default in question. No failure or omission by the Agent to give any such notice shall excuse any Lender's Default or Borrower's Default or limit the rights of any Borrower or Lender in respect thereof.

17.  REMEDIES OF LENDER

     Upon the happening of any Borrower's Default each Lender shall have all the rights in respect of the Collateral of a secured party under Articles 8 and 9 of the New York Uniform Commercial Code and as otherwise provided by law, including the right of set-off and, in addition to any and all other rights and remedies it may have, may at its sole option, elect, without any further notice to or demand on the Borrower by the Agent, to purchase Equivalent Securities corresponding to the Loaned Securities which are the subject of any outstanding Loan or Loans and apply the Collateral for such Loan or Loans to or toward the payment of the cost thereof (the purchase price thereof, including accrued interest, if applicable, plus any brokerage commissions, fees, transfer taxes, and other charges incurred by the Lender in connection with such purchase) and any other amounts then owing to the Lender hereunder, in which event the obligation of the Borrower to return Equivalent Securities corresponding to such Loaned Securities shall terminate and such Lender shall be entitled to collect and retain all payments of principal of, interest on or any other amount payable on or with respect to such Collateral. The Borrower shall be liable for, and shall pay to the Agent upon demand, the excess, if any, of the cost to such Lender (as defined above and as specified in such demand) of the Equivalent Securities corresponding to the Loaned Securities purchased by such Lender pursuant to this Section, plus any amounts then owing to the Lender hereunder with respect to the Loan or Loans in question, over the sum of (i) the amount of cash Collateral then held by the Agent with respect to such Loan or Loans (ii) the cash proceeds received by the Agent under any Letters of Credit included in the Collateral then held by the Agent with respect to such Loan or Loans and (iii) the Market Value, as of the close of business on the Business Day preceding the date of purchase of such Equivalent Securities of the Marketable Securities included in the Collateral then held by the Agent with respect to such Loan or Loans, together with interest on such excess at an annual rate equal to the broker's loan rate in effect at Citibank N.A., from time to time, or the maximum rate permitted by law, if less, from the date of such purchase or notice until the date of payment of such excess. In the event the sum of
     (i), (ii) and (iii) set forth in the immediately preceding sentence exceeds the cost of the Equivalent Securities purchased pursuant to this Section plus any amounts then owing to such Lender hereunder, such Lender shall return such excess amount to the Borrower, provided that no such amount shall be returned to the extent such delivery would cause the Aggregate Collateral Value to be less then the maintenance Percentage of the Aggregate Loaned Securities Value. The Borrower shall be liable for, and shall pay to the Agent on demand, all reasonable costs and expenses incurred by any Lender as a result of any Borrower's Default.

18.  REMEDIES OF BORROWER

     Upon the happening of any Lender's Default, the Borrower, in addition to any and all other rights and remedies it may have, may at its sole option, and without any further notice to or demand on the Lender in question by the Agent, elect to purchase the Loaned Securities which are the subject of any Loan or Loans by such Lender at a purchase price equal to the Market Value of such loaned Securities (including accrued interest, if applicable, if such interest is not included in the Market Value of such Loaned Securities) at the close of business on the day preceding the date of such event less any other amounts then owing to the Borrower by such Lender hereunder, and apply any cash or Marketable Securities then held by the Agent as Collateral for such Loan or Loans by such Lender to the payment of such purchase price (any Marketable Securities included in such Collateral being valued for purposes of such payment at their Market Value at the close of business on the day preceding the date of such event). Such Lender shall remain liable, in the event of any such purchase of such Loaned Securities, to the Borrower for an amount equal to the excess of the Market Value of the Collateral for such Loan or Loans over the purchase price of the Loaned Securities as defined above, together with interest on such excess at an annual rate equal to the broker's loan rate in effect at Citibank, N.A., from time to time, or the maximum rate permitted by law, if less, from the date of such purchase until the date of payment of such excess. In the event the Market Value of the Loaned Securities which are the subject of such Loan or Loans exceeds the Market Value of the Collateral for such Loan or Loans on such date plus any amounts then owing to the Borrower by such Lender hereunder, the Borrower shall remit to such Lender such excess amount. If the Borrower purchases Loaned Securities pursuant to this Section the Borrower shall be entitled to collect and retain all payments of principal of, interest on or any other amounts payable on or with respect to such Loaned Securities. Each Lender shall be liable for, and shall pay to the Agent on demand, all reasonable costs and expenses incurred by the Borrower as a result of a Lender's Default by or attributable to such Lender.

19.  SUBSTITUTION

     The Borrower shall have the right to substitute Marketable Securities, cash and/or a Letter of Credit for the Collateral delivered to the Agent for any Loan provided that the Collateral so substituted is acceptable to the Agent in its sole discretion and has a Market Value at least equal to the Market Value of the replaced Collateral.

20.  NOTICES, DELIVERIES AND PAYMENTS

     (a) Except as otherwise provided herein, all notices under this Agreement shall be deemed to be delivered and received when transmitted or sent to the party entitled to receive such notices at the addresses indicated at the end of this Agreement, or to such other addresses and telephone numbers and to the attention of such other persons as either party may furnish the other party by written notice under this Section.

     (b) Except as otherwise expressly herein provided, all payments of money under this Agreement, whether by or to the Agent, any Lender or the Borrower, shall be made by (i) delivering a certified or official bank check payable to the order of the Borrower, the Agent or such Lender, as the case may be, drawn in New York Clearing House Funds or (ii) by crediting the account of the Borrower, the Agent or such Lender, as the case may be, at the Federal Reserve Bank of New York, a recognized securities depository or a clearing corporation acceptable to the parties. Notwithstanding the provisions of this Section, all payments made with respect to Government Securities shall be made in same day funds.

     (c) Except as otherwise expressly herein provided, all deliveries of securities under this Agreement, whether by or to the Agent, any Lender or the Borrower must be:

       (i)   of the specified issue, and

       (ii) (A) placed in the possession of the transferee in bearer form or registered in the name of the transferee or endorsed to said transferee in blank, or

             (B) effected by the making of appropriate entries on the books of the Federal Reserve Bank of New York, or a recognized securities depository or clearing corporation acceptable to the parties, reducing the account of the transferor and increasing the account of the transferee. As used in this Section, "transferee" shall include transferee's designated agent, custodian or nominee.

     (d) Each Lender and the Borrower each acknowledges that failures to make deliveries at the times called for herein may be expected to occur in the ordinary course of business. Each Lender and the Borrower each hereby agrees that the Agent need not notify it of any such failure unless such failure shall have continued for one (1) full Business Day after the time such delivery was required, and agrees (without prejudice to any rights the Borrower may have against any Lender or any Lender may have against the

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

     Borrower) not to assert any claim against the Agent for any damages suffered by it as a result of compliance by the Agent with this subsection.

21.  MISCELLANEOUS

     This Agreement supersedes any other agreement between the parties concerning securities loans, shall not be assignable by either party without prior written consent of the other party, shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, shall not be changed except by an instrument in writing signed by each of the parties, and shall be governed by the laws of the State of New York.

     The Borrower hereby consents to the disclosure of its identity by the Agent to any Lender from whom the Borrower borrows Loaned Securities.

     This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which when taken together shall constitute one instrument.

22.  MATTERS CONCERNING THE SECURITIES INVESTOR PROTECTION ACT OF 1970

     A LENDER MAY NOT BE PROTECTED BY THE PROVISIONS OF THE SECURITIES INVESTOR PROTECTION ACT OF 1970 WITH RESPECT TO SECURITIES LOAN TRANSACTIONS AND, THEREFORE, COLLATERAL DELIVERED TO A LENDER MAY CONSTITUTE THE ONLY SOURCE OF SATISFACTION OF THE BORROWER'S OBLIGATION IN THE EVENT THE BORROWER FAILS TO RETURN THE SECURITIES.


CITIBANK, N.A., AS AGENT
                                         -----------------------------------
                                                      (Borrower)

By:                                      By:
              ---------------------                -------------------------
                 Vice President                       Authorized Signature

Date:                                    Date:
              ---------------------                    ---------------------
Address:                                 Address:
              ---------------------                    ---------------------

              ---------------------                    ---------------------

              ---------------------                    ---------------------
Attention:                               Attention:
              ---------------------                    ---------------------
Telephone No.:                           Telephone No.:
              ---------------------                    ---------------------
  Telex No.:                               Telex No.:
                ---------------------                    ---------------------

                                     ANNEX I

                              CERTAIN DEFINED TERMS

"AGENCY SECURITIES" shall mean any securities issued by a federal agency or transactions which are settled by the physical delivery of such securities against payment through the Federal Reserve Clearance System or otherwise in same day funds.

"BUSINESS DAY" shall mean any day other than a Saturday, a Sunday, a day on which banking institutions in the City of New York are authorized or obligated by law or executive order to close, or a day on which the New York Stock Exchange, Inc. is closed.

"COLLATERAL" shall mean cash, Marketable Securities or Letters of Credit delivered by the Borrower to the Agent to be held by the Agent on behalf of a Lender (net of redeliveries, if any, pursuant to Section 12 (a) of the Agreement) as collateral to secure the performance by the Borrower of its obligations in respect of any Loan upon the terms and conditions set forth in the Agreement and in any Confirmation with respect to such Loan.

"EQUIVALENT SECURITIES" shall mean securities of the same class, issue (maturity and interest rate, in the case of debt securities) and quantity as the Loaned Securities or any Marketable Securities delivered as Collateral, as the case may be, or, if such class shall have ceased to exist or the quantity thereof shall have been adjusted as a result of a merger or a recapitalization or similar event, securities of the same class and quantity as the securities into which Loaned Securities or Marketable Securities shall have been converted or changed.

"FOREIGN BUSINESS DAY" shall mean, with respect to Foreign Securities, any day other than a Saturday, a Sunday, a day on which local banking institutions are authorized or obligated by law or executive order to close, or a day on which the principal local exchange on which securities are traded in closed.

"FOREIGN SECURITIES" shall mean, Loaned Securities issued outside the continental United States, as well as al Loaned Securities denominated in currencies other than in United States dollars, whose principal trading market is located outside of the continental United States.

"GOVERNMENT SECURITIES" shall mean U.S. Government Securities and Agency Securities.

"INITIAL COLLATERAL" shall mean the Collateral delivered by the Borrower on a Settlement Date.

"LETTER OF CREDIT" shall mean an irrevocable letter of credit issued by a bank which is acceptable to the Agent in its sole discretion and which shall provide that payments thereunder shall be made to the Agent upon certification by the Agent that a Borrower's Default has occurred and is continuing.

"MAINTENANCE PERCENTAGE" shall mean, with respect to Loaned Securities which are Government Securities, 100%; with respect to Loaned Securities which are Foreign Securities, 105%; and, with respect to Loaned Securities which are Other Securities, 102%.

"MARKET VALUE" shall mean:

(a)  in the case of cash, 100% of the amount thereof;

(b)  in the case of a Letter of Credit, 100% of the amount payable thereunder;

(c)  in the case of Other Securities:

     (i) if traded on a national securities exchange the last publicly available sale price (regular way) on the principal national securities exchange on which such securities are traded or, if there has not been any such sale on a particular day, the last publicly available bid quotation on such exchange on such day, or

     (ii) if such securities are not traded on a national securities exchange, the last publicly available bid quotation as reported by NASDAQ;

(d)  in the case of Government Securities, the sum of

     (i) the last publicly available bid quotation of such securities, or such other valuation to which the Agent and the Borrower agree, and

     (ii) the interest accrued but not yet due and owing on such securities as of such date, if any.

(e)  in the case of Foreign Securities

        the value as determined as of the close of business on the preceding business day by a third party pricing agent in accordance with market practice in the principal market for such securities, considering, among other factors, applicable foreign exchange rates and accrued interest obligations.

Notwithstanding the provisions of clause (c) of this definition, if the Agent and Borrower so agree on the Trade Date and it is so indicated in the Confirmation, the Market Value of debt securities that are Other Securities shall also include interest accrued but not yet due and owing on such securities as of such date, if any.

"MARKETABLE SECURITIES" shall mean: (a) with respect to Loans to Borrowers which are not registered broker-dealers under the Exchange Act, any Government Securities and any Other Securities and (b) with respect to Loans to Borrowers which are registered broker-dealers under the Exchange Act, United States Treasury Bills and United States Treasury Notes.

"OTHER SECURITIES" shall mean any debt or equity securities other than Government Securities.

"U.S. GOVERNMENT SECURITIES" shall mean any debt securities issued by the United States or by federal agencies or transactions which are settled through the Federal Reserve Clearance System.

MASTER
10/93

                EXHIBIT A TO MASTER SECURITIES LENDING AGREEMENT

                             SECURITIES LOAN PROGRAM

TRANS. TYPE NEW SECURITIES LOAN            TRANS NO.          200645
                                           TRADE DATE         01/23/90
SETTLEMENT DELIVERY VIA FEDERAL FUNDS      SETTLE DATE        01/23/90
ACCOUNT
                                           TERM DATE          OPEN

UNITS          18,000,000            PRICE 105.000000
CUSIP NO. 912827RP9 SEC NO. TI35Q41  UNITED STATES TREASURY NOTES
                                     DTD 12.3.04
DELIVER TO   SECURITYNY              INT RATE 11.0  MAT DATE  02/15/90
             PRU-BACHE

AMOUNT    $18,900,000.00
UNITS CURRENTLY HELD FED

SPECIAL INSTRUCTIONS

               RATE 7.950


FINDER
ORIGINATOR LMS      ** AGENT **    SEE REVERSE SIDE FOR ADDITIONAL INFORMATION

          THE TRANSACTION(s) REFLECTED HEREIN WERE MADE BY CITIBANK, N.A. AS AGENT FOR LENDERS UNDER OUR WRITTEN MASTER SECURITIES LENDING AGREEMENT WITH YOU.

          IF THE INFORMATION PROVIDED HEREIN IN NOT CORRECT IN EVERY RESPECT, PLEASE IMMEDIATELY PROVIDE WRITTEN NOTICE OF ANY INACCURACIES TO:

                            CITIBANK, N.A., AS AGENT
                            111 WALL STREET, 8TH FLOOR
                            NEW YORK, NEW YORK 10043
                            ATTN: SECURITIES LENDING DEPARTMENT